UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	August 5, 2009

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other.

Legg Mason, Inc. (the “Company”) retrospectively adopted, effective April 1, 2009, the Financial Accounting Standards Board’s (“FASB”) Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”), which clarifies the accounting for convertible debt instruments that may be settled in cash (including partial settlement) upon conversion and FASB Staff Position No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (“FAS 160”), which changes the accounting for and reporting of noncontrolling interests in consolidated financial statements.  Pursuant to the retrospective adoption of FSP APB 14-1 and FAS 160, the Company has revised the information contained in Items 6 (Selected Financial Data), 7 (Management's Discussion and Analysis of Financial Condition and Results of Operations) and 8 (Financial Statements and Supplementary Data) of its Annual Report on Form 10-K for the fiscal year ended March 31, 2009 (the “10-K Report”).  Attached hereto as Exhibit 99, and incorporated herein by reference, are the restated Items 6, 7 and 8 of the 10-K Report. The information contained in Exhibit 99 has been revised to reflect only the adoption of FSP APB 14-1 and FAS 160, and has not been revised or updated to reflect any other developments or events that have occurred since the filing of the 10-K Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Subject Matter
	12	Computation of Consolidated Ratios of Earnings to Fixed Charges

	23	Consent of Independent Registered Public Accounting Firm

	99	Revised Items 6, 7 and 8 from the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: August 5, 2009	By:	/s/ Thomas P. Lemke
Thomas P. Lemke
Senior Vice President and General Counsel

LEGG MASON, INC.

EXHIBIT INDEX

Exhibit No.	Subject Matter

12	Computation of Consolidated Ratios of Earnings to Fixed Charges

23	Consent of Independent Registered Public Accounting Firm

99	Revised Items 6, 7 and 8 from the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009

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